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                                                                EXHIBIT 10(bbbb)


                         HANGER ORTHOPEDIC GROUP, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


                 THIS AGREEMENT is made as of June 14, 1995, by and between HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the "Company"), and James J. Hellmuth (the "Optionee").


                               W I T N E S E T H:


                 WHEREAS, the Company desires to grant to the Optionee a stock option under the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Plan") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in consideration for the Optionee's service as a member of the Board of Directors of the Company (the "Board of Directors").

                 NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

                 1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option to purchase from the Company all or part of an aggregate of 5,000 shares of Common Stock. This option is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

                 2. OPTION PRICE AND TIME OF EXERCISE. The per-share purchase price at which the shares subject to option may be purchased by Optionee pursuant to the exercise of this option shall be $3.00, which price equals the closing sale price per share of the Common Stock on the American Stock Exchange on June 14, 1995, the date of grant of this option. In accordance with Section 6(a) of the Plan, such date is the third business day following the June 9, 1995 Annual Meeting of Shareholders. The Optionee's right to exercise this option shall vest as to 25% of the shares of Common Stock underlying the option at the end of each of the first four years following the date hereof. The right to exercise the option shall be cumulative to the extent not theretofore exercised. The right to exercise the option shall in all events expire, except as provided in Paragraph 5 below, at the close of business on June 14, 2005.

                 3. METHOD OF EXERCISE AND PAYMENT FOR SHARES. This option shall be exercised by written notice directed to the Company at its principal office, specifying the number of shares to be acquired





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upon such exercise and indicating whether the exercise is being paid for (i) in cash, (ii) in shares of Common Stock already owned by the Optionee and valued at their fair market value on the date of exercise of the option, or (ii) by a combination of (i) and (ii) above.

                 4. NON-TRANSFERABILITY. This option is not transferable by the Optionee except as otherwise provided in Paragraph 5 below, and during the Optionee's lifetime is exercisable only by him or her.

                 5.       EXERCISE AFTER TERMINATION OF MEMBERSHIP ON THE BOARD
OF DIRECTORS.   In the event of termination of the Optionee's membership on the
Board of Directors by reason of total and permanent disability, this option shall continue to mature and become exercisable in accordance with Paragraph 3 above and the Optionee may exercise the matured installment(s) at any time within one year after such disability, but in no event after the expiration date of the option. In the event of the termination of the Optionee's membership on the Board of Directors by reason of the death of the Optionee, the option shall immediately mature and become exercisable in full by the Optionee's legal representative at any time within one year after death, but in no event after the expiration date of the option. In the event of the termination of the Optionee's membership on the Board of Directors other than by reason of total and permanent disability or death, this option will expire three months after such termination.

                 6. ADJUSTMENT. If there shall be any change in the Common Stock through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities subject to this option and in the purchase price of this option to reflect such change.

                 7. MERGER, CONSOLIDATION OR LIQUIDATION. At least 30 days prior written notice of a merger, consolidation or liquidation of the Company shall be given by the Company to the Optionee, in which case vesting shall accelerate and the Option shall become fully exercisable. Upon the occurrence of a merger, consolidation or liquidation of the Company, this option shall automatically terminate unless the surviving or acquiring corporation shall assume this option or substitute a new option for it.

                 8. OPTION NON-ASSIGNABLE AND NON-TRANSFERABLE. This option and all rights hereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

                 9.       LIMITATION OF RIGHTS.

                 (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan nor this option shall constitute or be evidence of any agreement or
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understanding, express or implied, that the Optionee has a right to continue as a member of the Company's Board of Directors for any period of time.

                 (b) NO STOCKHOLDER'S RIGHTS FOR OPTIONS. The Optionee shall have no rights as a stockholder with respect to the shares covered by this option until the date of the issuance of a stock certificate therefor, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date such certificate is issued.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President and its Secretary, and the Optionee has affixed his or her signature hereto.



                           JAMES J. HELLMUTH
                           --------------------------------------
                           James J. Hellmuth
                           Optionee


Attest:                    HANGER ORTHOPEDIC GROUP, INC.




RICHARD A. STEIN           By: IVAN R. SABEL
----------------------         ---------------------------------
Richard A. Stein               Ivan R. Sabel
Secretary                      President






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